UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 19, 2012, KB Home (the “Company”) announced the commencement of cash tender offers for up to $250 million in aggregate principal amount of its 5¾% Senior Notes due 2014, 5 7/8% Senior Notes due 2015 and 6¼% Senior Notes due 2015. A copy of the press release dated January 19, 2012 announcing the cash tender offers is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 19, 2012 announcing cash tender offers for the Company’s 5¾% Senior Notes due 2014, 5 7/8% Senior Notes due 2015 and 6¼% Senior Notes due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2012

KB Home

By:	/s/ BRIAN J. WORAM
Brian J. Woram
Executive Vice President, General Counsel and Secretary
Registered In-House Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 19, 2012 announcing cash tender offers for the Company’s 5¾% Senior Notes due 2014, 5 7/8% Senior Notes due 2015 and 6¼% Senior Notes due 2015.